Exhibit 99.1

NFP Announces Second Quarter 2010 Results

Revenue Grew 4.8%; Organic Revenue Grew 7.3%

Financial Highlights(1)	2Q 2010	2Q 2009	% Change	2Q 2010	1Q 2010	% Change	YTD 2010	YTD 2009	% Change
(Dollars in millions, except per share data)

Revenue	$234.9	$224.2	4.8%	$234.9	$225.3	4.3%	$460.2	$441.2	4.3%
Net income (loss)	12.1	10.0	21.0%	12.1	7.0	72.9%	19.1	(505.8)	NM
Net income (loss) per diluted share	0.27	0.23	17.4%	0.27	0.16	68.8%	0.43	(12.48)	NM
Cash earnings	25.2	26.4	-4.5%	25.2	22.0	14.5%	47.2	44.5	6.1%
Cash earnings per diluted share	$0.57	$0.62	-8.1%	$0.57	0.50	14.0%	$1.08	$1.06	1.9%
Adjusted EBITDA	$26.3	$28.3	-7.1%	$26.3	$27.6	-4.7%	$53.9	$52.5	2.7%
Adjusted EBITDA margin	11.2%	12.6%		11.2%	12.3%		11.7%	11.9%
Cash flow from operations	$37.3	$34.1	9.4%	$37.3	$4.9	661.2%	$42.2	$32.6	29.4%
(1) This summary includes financial measures not calculated based on generally accepted accounting principles.
NM indicates metric not meaningful.

NEW YORK, NY – August 3, 2010 – National Financial Partners Corp. (NYSE: NFP), a provider of benefits, insurance and wealth management services, today reported financial results for the second quarter ended June 30, 2010.

Commenting on today’s announcement, Jessica M. Bibliowicz, chairman, president and chief executive officer, said, “We are proud to have recently been ranked as the ninth top insurance broker globally by Best’s Review.  As a leader in the industry, and through our client-centric business segments, we continue to focus on providing the highest quality of service to our clients.  Our performance this quarter included positive contributions from each of our three business segments, driving organic revenue growth of 7.3% in a challenging market environment.”

Second Quarter Results - Consolidated
NFP reported second quarter 2010 net income of $12.1 million, or net income of $0.27 per diluted share, compared with net income of $10.0 million, or net income of $0.23 per diluted share in the prior year period.

Second quarter 2010 cash earnings was $25.2 million, or $0.57 per diluted share, compared with $26.4 million, or $0.62 per diluted share, in the second quarter 2009.  Cash earnings in the second quarter 2010 included a $7.7 million net non-cash gain on sale of businesses.  Excluding this gain, cash earnings was $20.8 million or $0.47 per diluted share in the second quarter 2010.  Cash earnings in the second quarter 2009 included $5.5 million in key-person life insurance proceeds.  Excluding the key-person life insurance proceeds, cash earnings was $20.9 million or $0.49 per diluted share in the second quarter 2009.  Cash earnings is a non-GAAP measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets and the after-tax impact of non-cash interest expense.  A reconciliation of net income to cash earnings is provided in the attached tables.

Revenue was $234.9 million in the second quarter 2010, an increase of $10.7 million, or 4.8%, compared with $224.2 million in the second quarter 2009. This increase was driven largely by growth in the Advisor Services Group.  Revenues in the Corporate Client Group and Individual Client Group were relatively stable year over year, as revenue increases at existing firms largely offset the declines stemming from dispositions.  Organic revenue grew 7.3% in the second quarter 2010, compared with the prior year period, and included positive contributions from all three segments.

Sequentially, revenue in the second quarter 2010 increased $9.6 million, or 4.3%, compared with $225.3 million in the first quarter 2010. Components of the revenue increase included strength in the Individual Client Group and the Advisor Services Group, offset by a decrease in the Corporate Client Group which experienced the same seasonal revenue trend in 2009.

Total operating expenses were $212.1 million, compared with $210.2 million in the prior year period.  Operating expenses in the second quarter 2010 included a $7.7 million non-cash gain on sale of businesses.  Adjusted EBITDA in the second quarter 2010 was $26.3 million with an Adjusted EBITDA margin of 11.2%, compared with Adjusted EBITDA of $28.3 million with an Adjusted EBITDA margin of 12.6% in the prior year period.

Results in the second quarter 2010 were impacted by an increase in management fees driven by sequential revenue improvement in the Individual Client Group.  Specifically, in the retail life business, management fees increased from the first quarter 2010 to the second quarter 2010, as revenues increased and businesses that had not earned meaningful management fees in the first quarter moved into an earnings position in which they were eligible for management fees and performance incentives in the second quarter.  In addition, results in the second quarter 2010 were impacted by an increase in commissions and fees expenses commensurate with an increase in revenue in the Advisor Services Group.

Adjusted EBITDA is a non-GAAP measure, which the Company defines as net income excluding income tax expense, interest income, interest expense, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.  Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.  A reconciliation of net income to Adjusted EBITDA is provided in the attached tables.

Cash flow from operations for the second quarter 2010 increased to $37.3 million compared with a cash flow from operations of $34.1 million in the second quarter 2009.  Cash flow from operations in the second quarter 2009 included $5.5 million of key-person life insurance proceeds.

In the second quarter 2010, the Company sold three businesses and certain assets of three additional businesses and recognized a $7.7 million net non-cash gain in the second quarter 2010.  The majority of this gain was generated by the sale of assets of a business in the Corporate Client Group for which NFP continues to own a preferred minority interest.  The second quarter 2009 was positively impacted by a $5.5 million gain from key person life insurance proceeds which was recorded in other income.

Second Quarter Results - Segments
NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)
The CCG is one of the leading corporate benefits advisors in the middle market, offering clients independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance.  The CCG serves corporate clients by providing advisory and brokerage services related to planning and administration, which take into account the clients’ overall business profile and needs.

The CCG accounted for 38.1% of NFP’s revenue for the second quarter 2010 and 40.1% in the second quarter 2009.  CCG revenue remained essentially unchanged at $89.5 million in the second quarter 2010 compared with $89.8 million in the prior year period.  CCG organic revenue growth was 3.7%.  Existing businesses increased revenues sufficiently to offset loss of revenues from dispositions of $3.6 million.

Sequentially, CCG revenue decreased $5.7 million or 6.0% in the second quarter 2010 compared with the first quarter 2010, similar to the sequential trend between the first and second quarters of 2009.

CCG Adjusted EBITDA was unchanged at $15.0 million in the second quarter 2010 compared with $15.0 million in the prior year period.  Adjusted EBITDA margin of 16.8% was essentially unchanged in the second quarter 2010 compared with 16.7% in the prior year period.

Individual Client Group (ICG)
The ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals.  In evaluating their clients’ near and long-term financial goals, the ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

The ICG accounted for 38.9% of NFP’s revenue for the second quarter 2010 and 41.2% in the second quarter 2009.  ICG revenue was $91.4 million in the second quarter 2010 compared with $92.4 million in the prior year period.  ICG organic revenue growth was 5.5%.  Revenues for retail life declined due to dispositions on a year over year basis, while on an organic basis, retail life, wholesale life brokerage, and investment advisory businesses all increased.

Sequentially, ICG revenue increased $12.7 million or 16.1% in the second quarter 2010 compared with the first quarter 2010. There was an 8.7% increase between the first and second quarters of 2009.

ICG Adjusted EBITDA was $9.0 million with an Adjusted EBITDA margin of 9.8% in the second quarter 2010 compared with $11.8 million with an Adjusted EBITDA margin of 12.8% in the prior year period.

Advisor Services Group (ASG)
The ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering broker-dealer and asset management products and services.   The ASG attracts financial advisors seeking to provide clients with sophisticated resources and an open choice of products.

The ASG accounted for 23.0% of NFP’s revenue for the second quarter 2010 and 18.7% for the second quarter 2009.  ASG revenue was $54.0 million in the second quarter 2010 compared with $41.9 million in the prior year period, an increase of $12.1 million or 28.8%.  ASG organic revenue growth was 16.0%.

Sequentially, ASG revenue increased $2.7 million or 5.2% in the second quarter 2010 compared with the first quarter 2010, similar to the sequential trend between the first and second quarters of 2009.

ASG Adjusted EBITDA was $2.3 million with an Adjusted EBITDA margin of 4.2% in the second quarter 2010 compared with Adjusted EBITDA of $1.5 million with an Adjusted EBITDA margin of 3.5% in the prior year period.

As of June 30, 2010, assets under management at NFP’s registered investment advisor were $8.2 billion, compared with $6.8 billion as of June 30, 2009.

Recapitalization
During the second quarter 2010, NFP launched and closed a portion of its recapitalization plan which was designed to (1) maintain a similar level of debt for NFP; (2) extend debt maturities from 2011 and 2012, to 2014 and 2017; and (3) distribute the principal maturity payments.  The remaining components of the plan were completed in July 2010.  Specifically, NFP’s recent recapitalization initiatives included:

·	Purchasing and retiring $229.9 million of the $230.0 million aggregate principal amount of 0.75% convertible senior notes due 2012, in a tender offer completed in July 2010;
·	Funding the tender offer with:
o	$125.0 million aggregate principal amount of 4.0% convertible senior notes due 2017 issued in June 2010;
o	$125.0 million four-year term loan, part of a new credit facility due July 2014 that closed in July 2010;
·	Closing the $100.0 million four-year revolving credit facility portion of the new credit facility, of which no amounts are currently drawn; and
·	Repaying and terminating NFP’s previous credit facility that was due August 2011, of which outstanding principal and interest were repaid on June 30, 2010.

In the third quarter 2010, NFP expects to recognize a net gain of approximately $10.0 million related to the tender offer.

Earnings Conference Call & Presentation
The Company will conduct its second quarter 2010 earnings conference call and audio webcast on August 4, 2010, from 8:00 to 9:00 a.m. (ET).  The conference call will be available live via telephone and the Internet.  To access the call, dial 617-597-5392  (when prompted, callers should provide the access code “NFP”).  The conference call and webcast will be accompanied by a presentation.  The presentation will be available for electronic download on the Company’s Web site approximately one hour before the conference call and webcast is scheduled to begin.  The presentation may also be viewed automatically upon connecting to the webcast.  To listen to the conference call over the Internet, visit www.nfp.com/ir.  The conference call will be available for replay via telephone and Internet for a period of 90 days.  To listen to a replay of the conference call via telephone, dial 888-286-8010.  The access code for the replay is 93602787.  To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

About National Financial Partners Corp.
NFP is a leading independent financial services distribution company.  NFP offers companies and high net worth individuals throughout the United States and in Canada comprehensive solutions across corporate and executive benefits, life insurance and wealth transfer, and investment advisory products and services.  NFP and its subsidiaries, including NFP Securities, Inc., provide clients with access to objective advice and a choice of insurance and financial products and services. For more information please visit www.nfp.com.

Reconciliation of Non-GAAP Measures
The Company analyzes its performance using historical and forward-looking non-GAAP measures called cash earnings and cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures.  The Company believes these non-GAAP measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP.  Cash earnings is defined as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets and the after-tax impact of non-cash interest expense.    Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated.  Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively.  Adjusted EBITDA is defined as net income excluding income tax expense, interest income, interest expense, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.  Adjusted EBITDA should not be viewed as a substitute for net income.  A reconciliation of these non-GAAP measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended June 30, 2010, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Organic Revenue Growth
The Company uses organic revenue growth as a comparable revenue measurement for future periods. The Company excludes the first twelve months of revenue generated from new acquisitions and the revenue derived from businesses fully disposed of in each period presented.  With respect to sub-acquisitions, the Company establishes an internal revenue generation expectation (the “acquired revenue”) of a new sub-acquisition.  During the first twelve months immediately following the sub-acquisition, the Company reduces the acquired revenue amount from the actual revenue generated by the sub-acquisition and includes the revenue growth above or below acquired revenue within the organic growth percentage.  With respect to situations where a significant portion of a business' assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed to facilitate an equitable organic growth comparison.

Forward-Looking Statements
This release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations or strategy. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include:  (1) NFP’s ability, through its operating structure, to respond quickly to regulatory, operational or financial situations impacting its businesses; (2) the ability of the Company’s businesses to perform successfully following acquisition, including through cross-selling initiatives, and the Company’s ability to manage its business effectively and profitably through its reportable segments and the principals of its businesses; (3) any losses that NFP may take with respect to dispositions, restructures or otherwise; (4) an economic environment that results in fewer sales of financial products or services; (5) the occurrence of events or circumstances that could be indicators of impairment to goodwill and intangible assets which require the Company to test for impairment, and the impact of any impairments that the Company may take; (6) the impact of the adoption, modification or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (7) NFP’s success in acquiring and retaining high-quality independent financial services businesses; (8) the financial impact of NFP’s incentive plans; (9) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates, credit market conditions and general economic factors; (10) fluctuations in the price of NFP’s common stock, whether due to securities and capital markets behavior, the dilutive impact of capital-raising effort, or otherwise; (11) the continued availability of borrowings and letters of credit under NFP’s credit facility; (12) adverse results, market uncertainty in the financial services industry, or other consequences from litigation, arbitration, regulatory investigations or compliance initiatives, including those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, regulatory investigations or activities within the life settlements industry; (13) adverse developments in the markets in which the Company operates, resulting in fewer sales of financial products and services, including those related to compensation agreements with insurance companies and activities within the life settlements industry; (14) the impact of legislation or regulations in jurisdictions in which NFP’s subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers and the uncertain impact of  legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act; (15) uncertainty regarding the impact of newly-adopted healthcare legislation or resulting changes in business practices of NFP’s subsidiaries that operate in the benefits market; (16) changes in laws, including the elimination or modification of the federal estate tax, changes in the tax treatment of life insurance products, or changes in regulations affecting the value or use of benefits programs, which may adversely affect the demand for or profitability of the Company’s services; (17) developments in the availability, pricing, design or underwriting of insurance products, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (18) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses, including life settlements and registered investment advisory fees; (19) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (20) the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California; (21) the loss of services of key members of senior management; and (22) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 12, 2010 and its Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the SEC on May 10, 2010.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source:  NFP

Contacts:
Investor Relations:	Media Relations:
Abbe F. Goldstein, CFA	Barbara Willis
NFP	NFP
ir@nfp.com	communications@nfp.com
212-301-4011	212-301-1039

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited-in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$234,890	$224,198	$460,163	$441,179

Operating expenses:
Commissions and fees	73,421	62,474	141,727	124,875
Compensation expense	63,722	66,164	128,990	134,807
Non-compensation expense	38,914	37,307	79,363	76,488
Management fees	32,534	29,954	56,184	52,461
Amortization of intangibles	8,206	9,176	16,544	18,770
Depreciation	3,005	3,485	6,011	7,024
Impairment of goodwill and intangible assets	—	2,895	2,901	610,232
Gain on sale of businesses	(7,690)	(1,279)	(9,921)	(662)
Total operating expenses	212,112	210,176	421,799	1,023,995
Income (loss) from operations	22,778	14,022	38,364	(582,816)

Non-operating income and expenses
Interest income	888	822	1,776	1,546
Interest expense	(4,880)	(5,386)	(9,459)	(10,717)
Other, net	2,013	6,608	2,671	7,724
Non-operating income and expenses, net	(1,979)	2,044	(5,012)	(1,447)

Income (loss) before income taxes	20,799	16,066	33,352	(584,263)

Income tax expense (benefit)	8,730	6,044	14,293	(78,486)
Net income (loss)	$12,069	$10,022	$19,059	$(505,777)

Earnings (loss) per share:
Basic	$0.28	$0.24	$0.45	$(12.48)
Diluted	$0.27	$0.23	$0.43	$(12.48)

Weighted average shares outstanding:
Basic	42,611	41,144	42,157	40,541
Diluted	44,353	42,833	43,819	40,541

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
GAAP net income (loss)	$12,069	$10,022	$19,059	$(505,777)
Income tax expense (benefit)	8,730	6,044	14,293	(78,486)
Interest income	(888)	(822)	(1,776)	(1,546)
Interest expense	4,880	5,386	9,459	10,717
Other, net	(2,013)	(6,608)	(2,671)	(7,724)
Income (loss) from operations	$22,778	$14,022	$38,364	$(582,816)
Amortization of intangibles	8,206	9,176	16,544	18,770
Depreciation	3,005	3,485	6,011	7,024
Impairment of goodwill and intangible assets	—	2,895	2,901	610,232
Gain on sale of businesses	(7,690)	(1,279)	(9,921)	(662)
Adjusted EBITDA (1)	$26,299	$28,299	$53,899	$52,548

RECONCILIATION OF NET INCOME (LOSS) TO CASH EARNINGS
(Unaudited-in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
GAAP net income (loss)	$12,069	$10,022	$19,059	$(505,777)
Amortization of intangibles	8,206	9,176	16,544	18,770
Depreciation	3,005	3,485	6,011	7,024
Impairment of goodwill and intangible assets	—	2,895	2,901	610,232
Tax benefit of impairment of goodwill and intangible assets	88	(902)	(1,030)	(89,048)
Non-cash interest, net of tax	1,838	1,732	3,705	3,289
Cash earnings (2)	$25,206	$26,408	$47,190	$44,490

GAAP net income (loss) per share - diluted	$0.27	$0.23	$0.43	$(12.48)
Amortization of intangibles	0.19	0.21	0.38	0.45
Depreciation	0.07	0.08	0.14	0.17
Impairment of goodwill and intangible assets	—	0.07	0.07	14.56
Tax benefit of impairment of goodwill and intangible assets	0.00	(0.02)	(0.02)	(2.13)
Non-cash interest, net of tax	0.04	0.04	0.08	0.08
Impact of diluted shares on cash earnings not reflected in GAAP net loss per share - diluted (3)	—	—	—	0.40
Cash earnings per share - diluted (4)	$0.57	$0.62	$1.08	$1.06

(1)
Adjusted EBITDA is a non-GAAP measure, which the Company defines as net income excluding income tax expense, interest income, interest expense, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, gain on sale of businesses, and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.

(2)
Cash earnings is a non-GAAP measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets and the after-tax impact of non-cash interest expense.

(3)
For periods where the Company generated a GAAP net loss, weighted average common shares outstanding – diluted was used to calculate cash earnings per share - diluted only. To calculate GAAP net loss per share, weighted average common shares outstanding - diluted is the same as weighted average common shares outstanding - basic due to the antidilutive effects of other items caused by a GAAP net loss position.

(4)	The sum of the per share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted, due to rounding.

CORPORATE CLIENT GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$89,516	$89,832	$184,763	$182,344

Operating expenses:
Commissions and fees	8,299	8,142	16,262	16,984
Compensation expense	32,296	32,288	65,392	66,242
Non-compensation expense	18,832	18,416	38,428	36,785
Management fees	15,045	16,019	30,171	28,591
Amortization of intangibles	5,253	5,760	10,601	11,666
Depreciation	1,516	1,688	3,075	3,494
Impairment of goodwill and intangible assets	—	110	1,931	354,408
(Gain) loss on sale of businesses	(6,841)	(244)	(8,162)	336
Total operating expenses	74,400	82,179	157,698	518,506
Income (loss) from operations	$15,116	$7,653	$27,065	$(336,162)

CORPORATE CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Income (loss) from operations	$15,116	$7,653	$27,065	$(336,162)
Amortization of intangibles	5,253	5,760	10,601	11,666
Depreciation	1,516	1,688	3,075	3,494
Impairment of goodwill and intangible assets	—	110	1,931	354,408
(Gain) loss on sale of businesses	(6,841)	(244)	(8,162)	336
Adjusted EBITDA	$15,044	$14,967	$34,510	$33,742

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$91,377	$92,432	$170,071	$177,503

Operating expenses:
Commissions and fees	20,246	19,436	38,618	38,875
Compensation expense	27,814	29,673	56,056	60,010
Non-compensation expense	16,857	17,540	34,312	36,585
Management fees	17,489	13,935	26,013	23,870
Amortization of intangibles	2,953	3,416	5,943	7,104
Depreciation	1,155	1,561	2,280	3,031
Impairment of goodwill and intangible assets	—	2,785	970	255,824
Gain on sale of businesses	(849)	(1,035)	(1,759)	(998)
Total operating expenses	85,665	87,311	162,433	424,301
Income (loss) from operations	$5,712	$5,121	$7,638	$(246,798)

INDIVIDUAL CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Income (loss) from operations	$5,712	$5,121	$7,638	$(246,798)
Amortization of intangibles	2,953	3,416	5,943	7,104
Depreciation	1,155	1,561	2,280	3,031
Impairment of goodwill and intangible assets	—	2,785	970	255,824
Gain on sale of businesses	(849)	(1,035)	(1,759)	(998)
Adjusted EBITDA	$8,971	$11,848	$15,072	$18,163

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Commissions and fees	$53,997	$41,934	$105,329	$81,332

Operating expenses:
Commissions and fees	44,876	34,896	86,847	69,016
Compensation expense	3,612	4,203	7,542	8,555
Non-compensation expense	3,225	1,351	6,623	3,118
Depreciation	334	236	656	499
Total operating expenses	52,047	40,686	101,668	81,188
Income from operations	$1,950	$1,248	$3,661	$144

ADVISOR SERVICES GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA  (1)
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Income from operations	$1,950	$1,248	$3,661	$144
Depreciation	334	236	656	499
Adjusted EBITDA	$2,284	$1,484	$4,317	$643

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited-in thousands)
	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$157,769	$55,994
Fiduciary funds - restricted related to premium trust accounts	86,117	75,931
Commissions, fees and premiums receivable, net	95,835	129,833
Due from principals and/or certain entities they own	15,503	14,075
Notes receivable, net	7,459	9,731
Deferred tax assets	11,389	14,283
Other current assets	19,905	14,435
Total current assets	393,977	314,282
Property and equipment, net	36,362	37,291
Deferred tax assets	—	5,820
Intangibles, net	354,086	379,513
Goodwill, net	66,344	63,887
Notes receivable, net	33,158	28,714
Other non-current assets	52,276	39,744
Total assets	$936,203	$869,251

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$89,147	$77,941
Borrowings	—	40,000
Income taxes payable	—	6,325
Due to principals and/or certain entities they own	18,232	34,106
Accounts payable	16,737	24,337
Accrued liabilities	54,318	73,105
Total current liabilities	178,434	255,814
Deferred tax liabilities	5,963	4,380
Convertible senior notes	295,368	204,548
Other non-current liabilities	70,702	64,472
Total liabilities	550,467	529,214

STOCKHOLDERS' EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,498	4,414
Additional paid-in capital	901,207	876,563
Accumulated deficit	(442,354)	(438,109)
Treasury stock	(77,687)	(102,930)
Accumulated other comprehensive income	72	99
Total stockholders' equity	385,736	340,037
Total liabilities and stockholders' equity	$936,203	$869,251

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited-in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Cash flow from operating activities
Net income (loss)	$12,069	$10,022	$19,059	$(505,777)

Adjustments to reconcile to net cash provided by (used in) operating activities:
Deferred taxes	5,005	(58)	5,356	(88,106)
Stock-based compensation	2,727	2,499	5,678	4,987
Impairment of goodwill and intangible assets	—	2,895	2,901	610,232
Amortization of intangibles	8,206	9,176	16,544	18,770
Depreciation	3,005	3,485	6,011	7,024
Accretion of senior convertible notes discount	3,128	2,784	6,035	5,509
Gain on sale of businesses	(7,690)	(1,279)	(9,921)	(662)
Loss on sublease	—	—	1,766	—
Bad debt expense	815	(76)	839	50
Other, net	(546)	—	(948)	—

(Increase) decrease in operating assets:
Fiduciary funds - restricted related to premium trust accounts	(11,896)	(7,937)	(10,186)	(4,149)
Commissions, fees and premiums receivable, net	1,268	3,436	30,900	35,073
Due from principals and/or certain entities they own	(1,382)	(6,312)	(1,442)	(5,005)
Notes receivable, net - current	(47)	(113)	2,272	(1,364)
Other current assets	(4,656)	(869)	(5,659)	420
Notes receivable, net - non-current	(4,049)	3,044	(6,596)	(4,037)
Other non-current assets	1,083	(777)	59	(1,132)

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	13,533	9,004	11,206	7,967
Income taxes payable	(525)	(1,231)	(6,325)	(11)
Due to principals and/or certain entities they own	6,971	7,118	(17,410)	(22,098)
Accounts payable	1,722	(5,524)	(4,562)	(10,163)
Accrued liabilities	7,888	6,751	(6,224)	(9,556)
Other non-current liabilities	624	(1,899)	2,803	(5,399)
Total adjustments	25,184	24,117	23,097	538,350
Net cash provided by operating activities	37,253	34,139	42,156	32,573

Cash flow from investing activities:
Proceeds from disposal of businesses	476	6,962	5,507	9,062
Purchases of property and equipment, net	(2,334)	(1,538)	(5,267)	(3,142)
Payments for acquired firms, net of cash, and contingent consideration	(2,677)	1,278	(9,481)	(979)
Net cash used in (provided by) investing activities	(4,535)	6,702	(9,241)	4,941

Cash flow from financing activities:
Repayments of borrowings	(35,000)	(33,000)	(40,000)	(33,000)
Proceeds from issuance of senior convertible notes	125,000	—	125,000	—
Senior convertible notes issuance costs	(4,113)	—	(4,113)	—
Purchase of call options	(33,913)	—	(33,913)	—
Sale of warrants	21,025	—	21,025	—
Proceeds from stock-based awards, including tax benefit	1,140	(327)	2,834	(3,104)
Shares cancelled to pay withholding taxes	(48)	(12)	(1,906)	(159)
Payments for treasury stock repurchase	—	—	—	—
Dividends paid	(1)	1	(67)	(50)
Net cash used in (provided by) financing activities	74,090	(33,338)	68,860	(36,313)
Net decrease in cash and cash equivalents	106,808	7,503	101,775	1,201
Cash and cash equivalents, beginning of period	50,961	42,319	55,994	48,621
Cash and cash equivalents, end of the period	$157,769	$49,822	$157,769	$49,822

Supplemental disclosures of cash flow information
Cash paid for income taxes	$9,267	$10,306	$20,703	$13,678
Cash paid for interest	$317	$1,411	$1,701	$3,796